Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2016, relating to the consolidated financial statements of Freedom Leaf, Inc., which appears in Freedom Leaf, Inc.’s Annual Form 10-K for the year ended June 30, 2016.

Green & Company, CPAs

Temple Terrace, FL

December 19, 2016